UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      March 10, 2008

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda,  MD 20817
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events

The Board of Directors of DiamondRock Hospitality Company (“DiamondRock”) has authorized the purchase by DiamondRock of up to 4.8 million shares of our common stock and DiamondRock intends to begin purchasing shares in the open market in a manner complying with the rules of the Securities Exchange Commission and the New York Stock Exchange.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, corporate liquidity requirements and other corporate priorities. DiamondRock may suspend or terminate its stock repurchase program at any time without prior notice. In addition, DiamondRock’s Board of Directors may, at any time, increase the authorization of the number of shares to be purchased.

On March 10, 2008, DiamondRock issued a press release announcing the stock repurchase program. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 11, 2008	By:	/s/ Michael D. Schecter
Michael D. Schecter
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 10, 2008.